UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 15, 2018

Pain Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29959	91-1911336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7801 N Capital of Texas Highway, Suite 260, Austin, TX 78731
(Address of Principal Executive Offices) (Zip Code)

512-501-2444
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01.Entry into a Material Definitive Agreement.

On August 15, 2018, Pain Therapeutics, Inc. (the “Company”) entered into  Securities Purchase Agreements (the “Agreement”) with certain institutional and accredited investors  (each, including its successors and assigns,  a “Purchaser,” and collectively the “Purchasers”) providing for the sale by the Company of 8,860,778  shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.15 per share, for gross proceeds of approximately $10.19 million.

The closing of the sale of the Shares under the Agreement occurred on August 17, 2018. The Agreement also contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on sales of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 90 days after the closing of the sale of the Shares under the Agreement, subject to certain exceptions, and a prohibition on the Company from entering into agreements for or effecting certain variable rate transactions or securities issuances at future determined prices for a period of one year after the closing of the sale of the Shares under the Agreement, except that, the day after the date that is 90 days after the closing of the sale of the Shares under the Agreement, the Company may consummate transactions pursuant to any “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Pursuant to the Agreement, the Company also agreed to issue to Purchasers unregistered warrants to purchase an aggregate of up to 8,860,778 shares of common stock, at a purchase price per warrants of $0.125 (the “Warrants”), for gross proceeds of approximately $1.11 million. On August 17, 2018, each Purchaser received  a Warrant to purchase up to 100% of the number of Shares of common stock purchased by such Purchaser under the Agreement. Subject to certain ownership limitations described in the Warrants, the Warrants are immediately exercisable on their date of issuance and will remain exercisable until the 2.5-year anniversary of their date of issuance. The Warrants will be exercisable at an exercise price of $1.25 per share, which, along with the number of shares of Common Stock issuable upon the exercise of the Warrants, will be subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Warrants. The Warrants will be exercisable on a “cashless” basis in certain circumstances as described in the Warrants, including, among others, while there is no effective registration statement registering the shares of Common Stock issuable upon exercise of the Warrants. The Warrants provide that holders will have the right to participate in any rights offering or distribution of assets together with the holders of Common Stock on an as-exercised basis.

The net proceeds of the offering are estimated to be approximately $10.3 million, after deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds from this offering for drug development and general corporate purposes and for other working capital and general corporate purposes.

Additionally, on August 15, 2018, the Company entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the issuance and sale of the Shares and the Warrants. As compensation for such placement agent services, the Company has agreed to pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the Shares, plus a non-accountable expense allowance of $10,000, up $35,000 for fees and expenses of legal counsel and other out-of-pocket expenses actually incurred in connection with this offering and certain other reimbursement amounts payable.  The Company has also agreed to issue to Wainwright or its designees warrants to purchase up to 3.0% of the aggregate number of Shares sold under the Agreement (warrants to purchase up to 265,823 shares of Common Stock) (the “Wainwright Warrants”). The Wainwright Warrants have substantially the same terms as the Warrants to be issued to Purchasers, except that their exercise price will be $1.59 (equal to 125% of the offering price per share). The Engagement Letter also includes indemnification obligations of the Company and other provisions customary for transactions of this nature.

The Shares (but not the Warrants, the Wainwright Warrants, or the shares of Common Stock issuable upon the exercise of the Warrants or the Wainwright Warrants) were offered and sold by the Company through a prospectus supplement pursuant to the Company’s registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2017, as amended on July 27, 2017 and subsequently declared effective on July 31, 2017 (File No. 333-217319) (the “Registration Statement”). The Shares may only be offered by means of a prospectus. The Company has filed with the SEC the prospectus supplement, together with the accompanying base prospectus, used in connection with the offer and sale of the Shares. In addition, a copy of the opinion of Morrison & Foerster LLP relating to the legality of the issuance and sale of the Shares pursuant to the Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K, and is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

The Warrants, the Wainwright Warrants and the shares of Common Stock issuable upon exercise of the Warrants and the Wainwright Warrants are being offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder as transactions not involving a public offering and similar exemptions under applicable state laws in reliance on the following facts: no general solicitation was used in other offer or sale of such securities; the recipients of the securities had adequate access to information about us, through pre-existing relationships or otherwise; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

The forms of the Agreement, the Warrant and the Wainwright Warrant, as well as the Engagement Letter, are filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, the full text of such documents, which are incorporated herein by reference.  No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Warrants, the Wainwright Warrants and the Warrant Shares is incorporated herein by reference.

Item 8.01	Other Events.

On August 17, 2018, the Company issued a press release announcing the closing of the sale of the Shares and the Warrants, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant

4.2	Form of Wainwright Warrant

5.1	Opinion of Morrison & Foerster LLP

10.1	Form of Securities Purchase Agreement, dated August 15, 2018, by and between Pain Therapeutics, Inc. and the purchasers named therein

10.2	Engagement Letter, dated August 15, 2018, by and between Pain Therapeutics, Inc. and H.C. Wainwright & Co., LLC

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

99.1	Press Release, dated August 17, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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PAIN THERAPEUTICS, INC.

Date: August 17, 2018	/s/ Remi Barbier
Remi Barbier
President and Chief Executive Officer